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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       January 8, 2004
                                                 -------------------------------

                             MERCHANTS BANCORP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

        Ohio                            0-49971                 31-1467303
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)

100 North High Street,     Hillsboro, Ohio                    45133
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 (Address of Principal Executive Offices)                   (Zip Code)

Registrant's Telephone Number, including Area Code        (937) 393-1993
                                                   -----------------------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 9.   REGULATION FD DISCLOSURE


On August 28, 2003 Merchants Bancorp, Inc. (the "Company") entered into a Stock Redemption Agreement (the "Agreement") with three related shareholders (the "Fling Family") to repurchase a total of 333,349.994 shares in the aggregate, approximately 11% of the Company's outstanding Shares of common stock. The price established under the Agreement was $21.00 per share, an aggregate purchase price of $7,000,349.87.

A portion of the shares of the Fling Family was repurchased on August 28, 2003 and a Form 8-K reporting such transaction was filed with the Securities Exchange Commission on September 5, 2003. The remainder of the Company shares to be repurchased pursuant to the Agreement was repurchased on January 8, 2004.

The Agreement and additional information regarding the repurchase is contained in the Form 8-K of the Company filed on September 5, 2003, which is incorporated herein by reference.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

         Dated:   January 8, 2004


                                                  /s/ Paul W. Pence, Jr.
                                                  ----------------------------
                                                  Paul W. Pence, Jr.
                                                  President and CEO